Exhibit 99.1

NEWS RELEASE For more information, contact:

Paul D. Borja Executive Vice President / CFO (248) 312-2000

FOR IMMEDIATE RELEASE
Flagstar Reports Completion of Second $25 Million Investment by MP Thrift Investments L.P.
TROY, Mich. (February 27, 2009) – Flagstar Bancorp, Inc. (NYSE: FBC) (“Flagstar”), the holding company of Flagstar Bank FSB, today reported the completion of an investment of $25 million from MP Thrift Investments L.P. (“MatlinPatterson”), an entity formed by MP (Thrift) Global Partners III LLC, an affiliate of MatlinPatterson Global Advisers. The investment resulted in the issuance of 25,000 shares of Flagstar’s Convertible Participating Voting Preferred Stock, Series B, which, subject to stockholder approval to increase the number of authorized shares of Flagstar common stock, will be convertible into 31,250,000 shares of Flagstar common stock at a conversion price of $0.80 per share. With today’s investment, MatlinPatterson has invested $50 million of the previously announced $100 million in equity capital that MatlinPatterson had agreed to purchase from Flagstar, which is in addition to the $250 million investment made by MatlinPatterson on January 30, 2009. Flagstar anticipates that the final investment of $50 million from MatlinPatterson, in the form of trust preferred securities convertible into Flagstar common stock, will close in March, 2009.
Flagstar Bancorp, Inc.
Flagstar Bancorp, with $14.2 billion in total assets, is the largest publicly held savings bank headquartered in the Midwest. At December 31, 2008, Flagstar operated 175 banking centers in Michigan, Indiana and Georgia and 104 home loan centers in 21 states. Flagstar Bank originates loans nationwide and is one of the leading originators of residential mortgage loans.
About MatlinPatterson Global Advisers LLC
MatlinPatterson Global Advisers LLC is a $9 billion private equity franchise specializing in distressed control investments on a global basis. Over a 14-year period, the firm and its investment professionals have successfully made substantial investments in more than 65 companies across a broad range of industries. MatlinPatterson has a strong record of working with management teams to further their strategic plans.

ADDITIONAL INFORMATION
In connection with the proposed MatlinPatterson investment, a definitive proxy statement relating to certain of the matters discussed in this news release is expected to be filed with the SEC. When filed, copies of the definitive proxy statement and other related documents may be obtained free of charge on the SEC website (www.sec.gov). FLAGSTAR’S SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders are encouraged to read the definitive proxy statement when filed, and Flagstar notes that the shareholder meeting on the matters discussed in the definitive proxy statement will occur after the closing of the MatlinPatterson investment and the issuance of the voting preferred stock which provides MatlinPatterson with the ability to control the vote at any shareholder meeting. Flagstar, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Flagstar’s shareholders in connection with certain of the matters discussed in this news release. Information regarding such persons and their interests in Flagstar is contained in Flagstar’s proxy statements and annual reports on Form 10-K filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of Flagstar and its directors and executive officers in the matters discussed in this news release, which may be different than those of Flagstar’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the matters discussed in this news release, which are expected to be filed with the SEC.
The information contained in this release is not intended as a solicitation to buy Flagstar’s stock and is provided for general information. This release contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond Flagstar’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.